Exhibit 21

Subsidiaries of
American States Water Company

Golden State Water Company

American States Utility Services, Inc.

Fort Bliss Water Services Company

Old Dominion Utility Services, Inc.

Terrapin Utility Services, Inc.

Palmetto State Utility Services, Inc.

Old North Utility Services, Inc.

Emerald Coast Utility Services, Inc.

Fort Riley Utility Services, Inc.

California Cities Water Company, Inc.

Bear Valley Electric Service, Inc.
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